Exhibit 1(g)

Establishment and Designation of Classes

Summit Cash Reserves Fund

of

BlackRock Financial Institutions Series Trust

Pursuant to that certain Establishment and Designation of Classes, amended and restated as of September 7, 2006 (the “Prior Designation”), the shares of beneficial interest of Summit Cash Reserves Fund (the “Fund”), a series of BlackRock Financial Institutions Series Trust, a Massachusetts business trust (the “Trust”), par value $.10 per share (the “Shares”), have been divided into Investor Class A and Investor Class B Shares as named in the Prior Designation. The undersigned, constituting a majority of the Trustees of the Trust, acting pursuant to Section 6.1 of the Declaration of Trust of the Trust, dated July 10, 1987, as amended (the “Declaration”), do hereby amend and restate the Prior Designation as provided herein, for the purpose of designating Investor Class Shares of the Fund.

1.	The classes of Shares established and designated (each a “Class”) are as follows:

(a)	Investor A Shares

(b)	Investor B Shares

(c)	Investor C Shares

3.	The Shares of each Class shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

4.

The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class contained in the Trust’s most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

5.

Shares of each Class shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the 12th day of June, 2018.

/s/ Susan J. Carter	/s/ Collette Chilton
Susan J. Carter, as Trustee	Collette Chilton, as Trustee
Park Avenue Plaza	Park Avenue Plaza
55 East 52nd Street, 11th Floor	55 East 52nd Street, 11th Floor
New York, NY 10055	New York, NY 10055

/s/ Neil A. Cotty	/s/ Robert Fairbairn
Neil A. Cotty, as Trustee	Robert Fairbairn, as Trustee
Park Avenue Plaza	Park Avenue Plaza
55 East 52nd Street, 11th Floor	55 East 52nd Street, 11th Floor
New York, NY 10055	New York, NY 10055

/s/ Rodney D. Johnson	/s/ Cynthia A. Montgomery
Rodney D. Johnson, as Trustee	Cynthia A. Montgomery, as Trustee
Park Avenue Plaza	Park Avenue Plaza
55 East 52nd Street, 11th Floor	55 East 52nd Street, 11th Floor
New York, NY 10055	New York, NY 10055

/s/ John M. Perlowski	/s/ Joseph P. Platt
John M. Perlowski, as Trustee	Joseph P. Platt, as Trustee
Park Avenue Plaza	Park Avenue Plaza
55 East 52nd Street, 11th Floor	55 East 52nd Street, 11th Floor
New York, NY 10055	New York, NY 10055

/s/ Robert C. Robb, Jr.	/s/ Mark Stalnecker
Robert C. Robb, Jr., as Trustee	Mark Stalnecker, as Trustee
Park Avenue Plaza	Park Avenue Plaza
55 East 52nd Street, 11th Floor	55 East 52nd Street, 11th Floor
New York, NY 10055	New York, NY 10055

/s/ Kenneth L. Urish	/s/ Claire A. Walton
Kenneth L. Urish, as Trustee	Claire A. Walton, as Trustee
Park Avenue Plaza	Park Avenue Plaza
55 East 52nd Street, 11th Floor	55 East 52nd Street, 11th Floor
New York, NY 10055	New York, NY 10055

/s/ Frederick W. Winter
Frederick W. Winter, as Trustee
Park Avenue Plaza 55 East 52nd Street, 11th Floor
New York, NY 10055

The Declaration of Trust establishing BlackRock Financial Institutions Series Trust, dated July 10, 1987, a copy of which, together with all amendments thereto (the “Declaration”),

is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, “BlackRock Financial Institutions Series Trust,” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of BlackRock Financial Institutions Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the “Trust Property” only shall be liable.